Exhibit 10.1

Securities Exchange Agreement

This Securities Exchange Agreement (this “Agreement”) is entered into as of January 13, 2026 (the “Execution Date”), by and between N2OFF, Inc., a company incorporated under the laws of the State of Nevada, with an address at HaPardes 134 (Meshek Sander), Neve Yarak, Israel (“N2OFF”), Save Foods Ltd., a private company incorporated under the laws of the State of Israel, company no. 513497123, whose registered office is at HaPardes 134 (Meshek Sander), Neve Yarak (“Save Foods” or the “Company”), and Voice Assist Inc., a public company incorporated under the laws of the State of Nevada, United States, with principal offices at 20 Raul Wallenberg, Tel Aviv 6971916, Israel (“Voice Assist”). Each of N2OFF, Voice Assist and, for the limited purposes expressly set forth herein, Save Foods, shall be referred to as a “Party” and collectively, the “Parties”.

WHEREAS, N2OFF is the legal and beneficial owner of approximately [ninety-eight percent (98%) of the issued and outstanding ordinary shares, par value NIS 0.01 each, of Save Foods (the “Shares”); and

WHEREAS, Voice Assist desires to acquire from N2OFF, and N2OFF desires to transfer to Voice Assist, all of N2OFF’s right, title and interest in and to the Shares, on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I – Exchange; Consideration

1.1 Exchange. On the terms and subject to the conditions of this Agreement, at the Closing (as defined below), N2OFF shall assign, transfer and convey to Voice Assist, and Voice Assist shall acquire from N2OFF, free and clear of any Encumbrances (as defined below), all of the Shares owned by N2OFF, constituting all of N2OFF’s right, title and interest in and to the ordinary share capital of Save Foods.

1.2 Consideration. At Closing, as consideration for the transfer of the Shares, Voice Assist shall shall issue to N2OFF 60,198,540 of duly authorized, validly issued, fully paid and non-assessable shares of common stock, par value $0.001 per share, of Voice Assist (“Voice Assist Common Stock”) which, in aggregate, represents nineteen and ninety-nine hundredths percent (19.99%) of the issued and outstanding capital stock of Voice Assist on a Fully-Diluted Basis (as defined below), calculated as of immediately following the Closing (the “Consideration”). All pre-emptive, participation or similar rights with respect to the issuance of the Consideration shall have been duly waived or lapsed prior to Closing. The Consideration shall be issued free and clear of Encumbrances, subject only to applicable securities law transfer restrictions.

1.3 Definitions Relating to Consideration.

(a) “Fully-Diluted Basis” means, with respect to Voice Assist Common Stock at any time, all issued and outstanding shares of Voice Assist Common Stock plus all shares of Voice Assist Common Stock issuable upon exercise, conversion or exchange of any options, warrants or other convertible or exchangeable securities outstanding immediately following the Closing, assuming full exercise, conversion or exchange and without double-counting.

(b) “Encumbrances” means any lien, pledge, charge, mortgage, security interest, encumbrance, claim, option, right of first refusal, pre-emptive right, co-sale, tag-along or drag-along right, voting agreement, limitation or restriction on transfer or on any other attribute of ownership, or any other third-party right of any kind.

1.4 Withholding; Taxes. Each Party shall be responsible for its own taxes arising from the transactions contemplated herein, except that Voice Assist may deduct and withhold from any payments otherwise required to be made any amounts required to be deducted and withheld under applicable law, provided that Voice Assist shall reasonably cooperate with N2OFF to reduce or eliminate any such withholding, including by accepting valid tax forms. Any amounts so withheld shall be treated as having been paid to N2OFF.

Article II – Closing; Deliverables; Conditions

2.1 Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place on the date on which the conditions in Section 2.4 are satisfied or duly waived (the “Closing Date”), remotely via electronic exchange of signatures and documents or at such other time and place as the Parties may agree in writing.

2.2 N2OFF Deliverables. At Closing, N2OFF shall deliver, or cause to be delivered, to Voice Assist: (a) duly executed share transfer deeds for the Shares in form and substance sufficient for transfer under Israeli law; (b) updated shareholders’ register of Save Foods reflecting Voice Assist as the owner of the Shares; (c) evidence of all requisite corporate approvals of N2OFF and Save Foods for the execution, delivery and performance of this Agreement and the transactions contemplated herein; and (d) a certificate of an officer of N2OFF confirming satisfaction of the conditions set forth in Section 2.4(a).

2.3 Voice Assist Deliverables. At Closing, Voice Assist shall deliver, or cause to be delivered, to N2OFF: (a) evidence of the issuance of the Consideration in the name of N2OFF and, if applicable, instructions to Voice Assist’s transfer agent; (b) a certificate of an officer of Voice Assist confirming satisfaction of the conditions set forth in Section 2.4(b); and (c) evidence of all requisite corporate approvals of Voice Assist for the execution, delivery and performance of this Agreement and the transactions contemplated herein.

2.4 Conditions to Closing.

(a) Conditions to Voice Assist’s Obligations. The obligations of Voice Assist to consummate the Closing are subject to: (i) the accuracy, in all material respects, of the representations and warranties of the N2OFF and Save Foods as of the Execution Date and as of the Closing (as if made on the Closing Date), except to the extent any such representation or warranty speaks as of an earlier date; (ii) performance in all material respects by the N2OFF and Save Foods of their covenants and obligations hereunder required to be performed prior to the Closing; (iii) absence of any injunction, order or legal restraint prohibiting or materially restricting the consummation of the transactions; (iv) receipt of all required consents and approvals listed on Schedule 2.4(a) (if any); and (v) compliance with Israeli Registrar of Companies requirements to record the transfer of the Shares; (vi) Completion, to Voice Assist’s reasonable satisfaction, of due diligence review of Save Foods and its business, assets, liabilities, financial condition, operations, and legal and regulatory compliance; and (vii) receipt by N2OFF of a tax opinion from a qualified tax advisor, in form and substance satisfactory to N2OFF in its exclusive discretion, confirming (A) the availability of capital loss carryforwards or other tax attributes to offset any capital gains in the United States arising from the Agreement contemplated hereby, and (B) the timing of the taxable event for U.S. tax purposes with respect to the Consideration.

(b) Conditions to N2OFF’s Obligations. The obligations of the N2OFF to consummate the Closing are subject to: (i) the accuracy, in all material respects, of the representations and warranties of Voice Assist as of the Execution Date and as of the Closing (as if made on the Closing Date), except to the extent any such representation or warranty speaks as of an earlier date; (ii) performance in all material respects by Voice Assist of its covenants and obligations hereunder required to be performed prior to the Closing; (iii) absence of any injunction, order or legal restraint prohibiting or materially restricting the consummation of the transactions; and (iv) receipt of all required consents and approvals listed on Schedule 2.4(b) (if any).

2.5 Termination. If the Closing has not occurred within ninety (90) days following the Execution Date, either the N2OFF or Voice Assist may terminate this Agreement by written notice to the other Party; provided that the right to terminate under this Section 2.5 shall not be available to a Party whose material breach of this Agreement has been a principal cause of, or resulted in, the failure to consummate the Closing within such period.

Article III – Representations and Warranties of N2OFF

N2OFF hereby represents and warrants to Voice Assist that, as of the Execution Date and as of the Closing (except to the extent made as of a specific date):

3.1 Authority; Enforceability. N2OFF is duly incorporated, validly existing and in good standing under the laws of the State of Nevada. N2OFF has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of N2OFF, enforceable against N2OFF in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws and equitable remedies.

3.2 Title to Shares. N2OFF is the sole legal and beneficial owner of the Shares, which constitute approximately ninety-eight percent (98%) of the issued and outstanding ordinary shares of Save Foods as of the Execution Date. The Shares are owned free and clear of any Encumbrances. Upon consummation of the Closing, Voice Assist shall acquire good and valid title to the Shares, free and clear of Encumbrances.

3.3 No Conflict; Consents. The execution and delivery of this Agreement by N2OFF and the consummation of the transactions contemplated hereby will not (a) conflict with N2OFF’s organizational documents, (b) violate any applicable law, or (c) result in a breach of, or constitute a default under, any material contract to which N2OFF is a party, except, in the case of clauses (b) and (c), as would not reasonably be expected to have a material adverse effect on the ability of N2OFF to consummate the transactions. No consent, approval, authorization, or filing with any governmental authority or third party is required in connection with the execution and delivery of this Agreement by N2OFF, other than those which have been obtained or will be obtained prior to the Closing and filings with the Israeli Registrar of Companies.

3.4 Litigation. There is no action, suit or proceeding pending or, to N2OFF’s knowledge, threatened against N2OFF that challenges or seeks to prevent, enjoin, alter or materially delay the consummation of the transactions contemplated by this Agreement.

3.5 Brokers. N2OFF has not retained any broker, finder or financial advisor in connection with the transactions contemplated hereby who would be entitled to a fee from Voice Assist or Save Foods.

Article IV – Representations and Warranties of Voice Assist

Voice Assist hereby represents and warrants to N2OFF that, as of the Execution Date and as of the Closing (except to the extent made as of a specific date):

4.1 Organization; Authority. Voice Assist is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of. Voice Assist has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of Voice Assist, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws and equitable remedies.

4.2 Capitalization; Consideration. The authorized share capital of Voice Assist and the issued and outstanding equity securities of Voice Assist are as set forth in Schedule 4.2. The Consideration, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, issued in compliance with applicable laws, and free of Encumbrances other than transfer restrictions under applicable securities laws. All required corporate approvals for the issuance of the Consideration have been obtained.

4.3 No Conflict; Consents. The execution and delivery of this Agreement by Voice Assist and the consummation of the transactions contemplated hereby will not (a) conflict with Voice Assist’s organizational documents, (b) violate any applicable law, or (c) result in a breach of, or constitute a default under, any material contract to which Voice Assist is a party, except, in the case of clauses (b) and (c), as would not reasonably be expected to have a material adverse effect on Voice Assist’s ability to consummate the transactions. No consent, approval, authorization, or filing with any governmental authority or third party is required in connection with the execution and delivery of this Agreement by Voice Assist, other than those which have been obtained or will be obtained prior to the Closing and any required notices or filings under applicable securities laws.

4.4 SEC and Exchange Compliance. Voice Assist has timely filed all reports required to be filed with the U.S. Securities and Exchange Commission and OTCIQ, as applicable, since January 1, 2023. As of their respective filing dates, such reports complied in all material respects with applicable requirements and did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements not misleading. Voice Assist is in material compliance with the rules of its applicable trading market.

4.5 Litigation. There is no action, suit or proceeding pending or, to Voice Assist’s knowledge, threatened against Voice Assist that challenges or seeks to prevent, enjoin, alter or materially delay the consummation of the transactions contemplated by this Agreement.

4.6 Brokers. Voice Assist has not retained any broker, finder or financial advisor in connection with the transactions contemplated hereby who would be entitled to a fee from N2OFF or Save Foods.

4.7 Compliance. Voice Assist has not been advised, nor does Voice Assist have reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting its business.

4.8 Taxes. Voice Assist has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and Voice Assist has no knowledge of a tax deficiency which has been or might be asserted or threatened against it.

4.9 Investment Company. Voice Assist is not, and is not an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.10 Disclosure Controls. Voice Assist has disclosure controls and procedures (as defined in Rule 13a-15 under the Securities Exchange Act of 1934, as amended) that are designed to ensure that material information relating to Voice Assist is made known to Voice Assist’s principal executive officer and Voice Assist’s principal financial officer or persons performing similar functions.

Article V – Limited Representations of Save Foods

Save Foods represents and warrants to Voice Assist solely as of the Closing that: (a) it is duly incorporated and validly existing under the laws of the State of Israel; (b) the Shares have been duly authorized and validly issued, fully paid and non-assessable; and (c) the register of shareholders of Save Foods reflects N2OFF as the owner of the Shares immediately prior to Closing.

Article VI – Covenants

6.1 Further Assurances. From and after the Closing, each Party shall execute and deliver such further instruments, and take such further actions, as may reasonably be necessary to carry out the intent and purposes of this Agreement, including to effect and record the transfer of the Shares at the Israeli Registrar of Companies.

6.2 Tax Rulings. If reasonably requested by either Party, the Parties shall cooperate in good faith in obtaining any tax rulings from the Israel Tax Authority or other taxing authorities in connection with this Agreement; provided, that no Party shall be required to bear any costs of another Party or to agree to any term adverse to its economic interests.

Article VII – Survival; Limitations of Liability

7.1 Survival. The representations and warranties of the Parties shall survive the Closing for a period of twenty-four (24) months following the Closing Date, except that claims based on fraud or willful misconduct shall survive until the expiration of the applicable statute of limitations. Covenants and agreements that by their nature are to be performed after the Closing shall survive in accordance with their terms.

7.2 Exclusive Remedies; Limitations. Except in the case of fraud or willful misconduct, the remedies expressly set forth in this Agreement shall be the Parties’ sole and exclusive remedies for any breach hereof after Closing. In no event shall any Party be liable to the other for punitive, consequential, indirect or incidental damages.

Article VIII – Miscellaneous

8.1 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Israel, without regard to its conflict of laws provisions. The Parties irrevocably submit to the exclusive jurisdiction of the competent courts of Tel Aviv–Jaffa with respect to any dispute arising out of or in connection with this Agreement.

8.2 Notices. All notices under this Agreement shall be in writing and shall be deemed duly given when delivered by hand, sent by internationally recognized courier service, or sent by email with confirmation of transmission, to the addresses set forth below (or to such other address as a Party may designate by notice):

For N2OFF:

Attention: Lital Barda

Address: HaPardes 134 (Meshek Sander), Neve Yarak 4994500, Israel

Email: lital@n2off.com

For Voice Assist:

Attention: Gabi Kabazo

Address: 2264E 11th Avenue, Vancouver, BC V5N1Z6, Canada

Email: gkabazo@gmail.com

For Save Foods:

Attention: David Palach

Address: HaPardes 134 (Meshek Sander), Neve Yarak 4994500, Israel

Email: david@n2off.com

8.3 Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements, whether written or oral.

8.4 Amendments; Waivers. No amendment or waiver of any provision of this Agreement shall be effective unless in writing and signed by the Party against whom enforcement is sought. Any waiver shall be effective only in the specific instance and for the purpose for which given.

8.5 Assignment. This Agreement and the rights and obligations herein may not be assigned by any Party without the prior written consent of the other Party.

8.6 Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the remaining provisions shall remain in full force and effect, and the Parties shall negotiate in good faith to modify the invalid provision to reflect the Parties’ original intent as closely as possible.

8.7 Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Signatures delivered by email (PDF) or by electronic signature shall be deemed effective.

SIGNATURES

IN WITNESS WHEREOF, the Parties have caused this Securities Exchange Agreement to be executed as of the Execution Date.

N2OFF, INC.

By:
Name:
Title:

VOICE ASSIST, INC.

By:
Name:
Title:

SAVE FOODS LTD.

By:
Name:
Title:

Schedules:

Schedule 2.4(a) – N2OFF/Save Foods Required Consents

Schedule 2.4(b) – Voice Assist Required Consents

Schedule 4.2 – Voice Assist Capitalization